Exhibit 99.1

For Immediate Release

THE J.M. SMUCKER COMPANY ANNOUNCES LEADERSHIP TRANSITION TO FOSTER NEXT CHAPTER OF GROWTH AND SUCCESS

Mark T. Smucker to Become President and Chief Executive Officer

Richard K. Smucker to Become Executive Chairman

Timothy P. Smucker to Become Chairman Emeritus

Mark R. Belgya and Steven Oakland Appointed to Vice Chair Roles on Executive Team

ORRVILLE, Ohio, March 7, 2016 – The J.M. Smucker Company (NYSE: SJM) (the “Company” or “Smucker”) today announced that its Board of Directors has implemented a leadership transition plan that leverages the strong capabilities of the executive team, provides continuity in management, and underscores the Company’s commitment to focusing on long-term growth and industry leadership.

Effective May 1, 2016, Mark T. Smucker, President, Consumer and Natural Foods, member of the Company’s Board of Directors, and fifth generation of the Company’s founding family, has been appointed President and Chief Executive Officer, succeeding Richard K. Smucker, who has served as Chief Executive Officer since 2011 and Co-Chief Executive Officer since 2001. Richard Smucker will become Executive Chairman of the Board, succeeding current Chairman Timothy P. Smucker, who will transition to the role of Chairman Emeritus and will remain on the Company’s Board of Directors as a non-employee Director.

Gary A. Oatey, Chairman of the Board of Director’s Nominating and Corporate Governance Committee, said, “As an organization highly focused on talent development and operating with a long-term perspective, Mark’s appointment reflects the Board’s thoughtful approach to succession planning. Mark has consistently demonstrated that he is a visionary leader, an innovator, and a steward of the Company’s unique culture. Mark has held senior positions in nearly all major businesses within the organization and has played an important role with acquisitions and business integrations over the past 18 years. The Board believes he is the right executive to lead Smucker in the years ahead. Additionally, we will continue to benefit from Richard’s strategic oversight and institutional knowledge as he assumes the role of Executive Chairman. The changes announced today reinforce our commitment to maintaining Smucker’s heritage and culture, which creates an environment where employees deliver exceptional results, benefiting all of our constituents.”

“We are pleased to announce this leadership transition at an exciting time for our Company as we continue to deliver record results and our brands lead in key market categories,” said Richard Smucker. “Today’s announcement exemplifies the Company’s long-term succession planning and underscores the tradition of management continuity that has shaped Smucker into the company it is today. On behalf of the Board of Directors and the entire Company, we are proud of Mark’s numerous contributions and his accomplishments as a leader within our organization and our industry. We are confident that under his leadership, and with the support of our dedicated employees, the Company will continue to innovate, evolve, and grow in the years to come. Leading this organization has been an immense pleasure. I am grateful for the opportunity to have worked alongside the best team in the industry and look forward to many more accomplishments in the future.”

Mark Smucker said, “Our Company was built by thousands of families, just like ours, who have cared about its success for over 119 years. I am humbled to serve as a steward of this great company, leading and working with our talented team to build on our prominent market position, and drive continued growth and shareholder value at Smucker. I am honored to succeed Richard as the next Chief Executive Officer of the Company. He has not only been a valuable mentor to me throughout my career, he has also led our Company through a period of significant expansion and strategic transformation. As a result, today, Smucker and our family of iconic brands are stronger than ever. I look forward to working closely with Richard, the Board of Directors, our outstanding leadership team, and our talented employees across the Company, collectively serving all of our constituents – consumers, customers, employees, suppliers, communities, and shareholders.”

Timothy Smucker added, “At Smucker, we have a remarkable team that is committed to developing leaders from within. Our unique culture is critical to our long-term performance and preserving its strength remains a priority for our Company. Mark’s appointment to President and

Chief Executive Officer and Richard’s transition to Executive Chairman further demonstrate our adherence to our core values. Personally, it has been a privilege to lead the Board of Directors and oversee strategic initiatives that have bolstered the performance of each of our businesses. I am extremely proud of our team’s achievements, dedication, and support. Particularly, I want to thank Richard for his years of relentless execution and visionary leadership that have ultimately resulted in our transformational growth, strong market position, and portfolio of iconic brands. I look forward to my ongoing involvement as Chairman Emeritus and wish Mark continued success in his new role as President and Chief Executive Officer. I have every confidence that the business will thrive under his direction.”

Concurrent with these appointments, the Smucker Board of Directors has also promoted Mark R. Belgya and Steven Oakland to the additional management roles of Vice Chair, effective May 1, 2016. Belgya, currently Senior Vice President and Chief Financial Officer, will be Vice Chair and Chief Financial Officer, and Oakland, currently President, Coffee and Foodservice, will be Vice Chair and President, U.S. Food and Beverage. In addition to his role as Chief Financial Officer, Belgya will be responsible for strategy, mergers and acquisitions, government and industry affairs, and information services. Oakland will be responsible for the Company’s U.S. food and beverage businesses, including U.S. retail coffee, U.S. retail consumer foods, foodservice, natural foods, U.S. retail sales, and marketing services.

Richard Smucker added, “We are also pleased to name Mark Belgya and Steve Oakland as Vice Chairs of the Company. Both have been valued team members for more than 30 years and their contributions to Smucker’s long-term success are innumerable. We are confident that their additional support and insights will be instrumental in achieving balanced growth for the Company. We believe this leadership team has a deep breadth of experience and is the strongest in the industry.”

Today’s announcements are in line with the Company’s long-term strategy and continued focus on creating a larger, stronger, and more diversified organization.

About Mark T. Smucker

Mark T. Smucker has been President, Consumer and Natural Foods, since April 2015. Prior to that time, he served as President, U.S. Retail Coffee, since May 2011; President, Special Markets, since August 2008; Vice President, International, since July 2007; Vice President,

International and Managing Director, Canada, since May 2006; and Vice President and Managing Director, Canada, since June 2004. Mark previously served as a member of the Board of Directors of GS1 US, which is a member of GS1, a leading global standards organization. Mark is the son of Timothy P. Smucker and the nephew of Richard K. Smucker.

About Richard K. Smucker

Richard K. Smucker has been Chief Executive Officer since August 2011. He served as Co-Chief Executive Officer from February 2001 through August 2011. Richard serves on the Board of Directors of the Grocery Manufacturers Association, Food Marketing Institute, and the Consumer Goods Forum. Richard is also a member of The Sherwin-Williams Company Board of Directors, and former director and chairman of the Cleveland Federal Reserve Bank.

About Timothy P. Smucker

Timothy P. Smucker has been Chairman of the Board since August 2011 and served as Co-Chief Executive Officer from February 2001 through August 2011. Timothy is a member of the Board of Directors of Hallmark Cards, Incorporated. Timothy is the Chairman Emeritus of the GS1 Management Board, a leading global standards organization. In addition, he serves as a trustee on The Ohio State University Board of Trustees.

About Mark R. Belgya

Mark R. Belgya has been Senior Vice President and Chief Financial Officer since October 2009. He was initially appointed Chief Financial Officer in January 2005. Mark has served in a number of accounting and finance related positions, including Vice President and Treasurer and Corporate Controller. He began his career at Smucker in 1985. Mark previously served as a member of the Board of Directors of MOM Brands, a privately held food manufacturer.

About Steven Oakland

Steven Oakland has been President, Coffee and Foodservice, since February 2015. Steven held various positions including President, International, Foodservice, and Natural Foods; President, U.S. Retail - Smucker’s, Jif, and Hungry Jack; Vice President and General Manager, Consumer Oils and Baking; Vice President and General Manager, Foodservice, and General Manager of J.M. Smucker Canada. He began his career at Smucker in 1982. Steven is a member of the Board of Directors of Foot Locker Inc., a publicly held specialty athletic retailer, and MTD Products, a privately held manufacturer of outdoor power equipment.

About The J.M. Smucker Company

For nearly 120 years, The J.M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of consumer food and beverage products and pet food and pet snacks in North America. In consumer foods and beverages, its brands include Smucker’s®, Folgers®, Jif®, Dunkin’ Donuts®, Crisco®, Pillsbury®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Martha White®, truRoots®, Sahale Snacks®, Robin Hood®, and Bick’s®. In pet food and pet snacks, its brands include Meow Mix®, Milk-Bone®, Kibbles ‘n Bits®, Natural Balance®, and 9Lives®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about the Company, visit jmsmucker.com.

The J.M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC and Dunkin’ Donuts® is a registered trademark of DD IP Holder LLC.

Dunkin’ Donuts® brand is licensed to The J.M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin’ Donuts® coffee or other products for sale in Dunkin’ Donuts® restaurants.

CONTACTS

The J.M. Smucker Company: (330) 682-3000

Investors: Aaron Broholm, Director, Investor Relations

Media: Maribeth Burns, Vice President, Corporate Communications

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